EXHIBIT 10.8

June 27, 2006

Mr. Kevin G. Oates

c/o Oceanaut, Inc.

17th Km National Road Athens-Lamia & Finikos Street

145 64 Nea Kifisia

Athens, Greece

Citigroup Global Markets Inc.

390 Greenwich Street

New York, NY 10013

Maxim Group LLC

405 Lexington Avenue

New York, New York 10174

Re: Initial Public Offering

Dear Sir:

The undersigned agrees to serve as a director of Oceanaut, Inc., a Marshall Islands corporation (the “Company”), on the following terms and conditions (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. The undersigned agrees to serve as a director of the Company in consideration of Seventy-Five Thousand United States Dollars (US$75,000) per annum (the “Fee”), payable pro rata from the date hereof until the Business Combination Date, but only if the Company completes a Business Combination. The undersigned agrees to forego payment of all or any portion of the Fee until the Company completes a Business Combination and agrees that no Fee will be paid if a Transaction Failure occurs.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable and, in any event, no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, including, without limitation, this and any other agreements relating to the payment of the Fee, and agrees not to seek recourse against the Trust Account for any reason whatsoever.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire (through merger, capital stock exchange, asset acquisition, stock purchase or other business combination) vessels or an operating business in the shipping industry until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Account or until such time as the undersigned ceases to be a director of the Company; provided, however, that the presentation of such opportunities to the Company shall, in each case, be subject to the terms of the

Business Opportunity Right of First Refusal Agreement by and between the Company and Excel Maritime Carriers Ltd. dated June [    ], 2006, and any other pre-existing fiduciary and/or contractual obligations the undersigned might have.

4. The undersigned agrees, that commencing on the Effective Date and extending until the earlier to occur of the closing of a Business Combination by the Company or a liquidation of the Company, the undersigned shall not become affiliated as an officer, director or stockholder of a blank check or blind pool company (other than the Company) operating in or intending to acquire a business in the shipping industry.

5. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Articles of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

6. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders or their affiliates, unless the Company obtains an opinion from an independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. that the business combination is fair to the Company’s shareholders from a financial perspective. In addition, the Company’s disinterested independent directors would negotiate with such affiliated company on behalf of the Company and take such other steps in connection with any such proposal as they deem advisable, including retention of independent advisors.

7. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination. Not withstanding the foregoing, the undersigned shall be entitled to reimbursement from the Company for his reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination; provided, that such reimbursements have been approved by the Company’s audit committee (which shall be comprised solely of independent directors); provided, that such reimbursements are approved by the Company’s audit committee or, if the undersigned is a member of the Company’s audit committee, by a simple majority of the board of directors of the Company, with the undersigned abstaining from such vote.

8. The undersigned agrees that neither the undersigned, any member of the Immediate Family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

9. The undersigned agrees to be a member of the board of directors of the Company until the earlier of the Business Combination Date or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the U.S. Securities Act of 1933, as amended. The undersigned’s questionnaire (a copy of which is attached hereto as Exhibit B) furnished to the Company and the Underwriters is true and accurate in all respects. The undersigned further represents and warrants to the Company and the Underwriters that:

(a) The undersigned is not subject to or a respondent in any legal action, injunction or cease-and-desist order for, or any order or stipulation to desist or refrain from, any act or practice relating to the offering of securities in any jurisdiction;

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(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as a member of the board of directors of the Company.

11. The undersigned acknowledges and understands that, in proceeding with the IPO, the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein.

12. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

13. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (“Information”). Neither the Underwriters nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company hereby appoints, without power of revocation, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with an office at 666 Third Avenue, New York, New York 10017, Attention of Kenneth R. Koch, Esq., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this letter agreement.

14. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

(The remainder of this page intentionally left blank. Signature pages to follow.)

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Name: KEVIN G. OATES

/S/ KEVIN G. OATES
Signature

ACCEPTED AND AGREED: CITIGROUP GLOBAL MARKETS INC.

By:	/S/ DAVID SPIVAK

Name: David Spivak Title: Managing Director

ACCEPTED AND AGREED: MAXIM GROUP LLC

By:	/S/ CLIFFORD A. TELLER

Name: Clifford A. Teller Title: Director of Investment Banking

ACCEPTED AND AGREED: OCEANAUT, INC.

By:	/S/ CHRISTOPHER GEORGAKIS

Name: Christopher Georgakis Title: Chief Executive Officer and President:

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of one or more vessels or operating businesses in the shipping industry, having, collectively, a fair market value equal to at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the U.S. Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and shareholders of the Company immediately prior to the Company’s IPO.

“IPO” shall mean the initial public offering of the Company’s units, each comprised of one share of the Company’s common stock, par value $.0001 per share, and one warrant exercisable for one share of common stock.

“IPO Shares” shall mean all shares of common stock issued by the Company in its IPO, whether or not such shares were issued to an Insider or otherwise.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended, and included in the Registration Statement.

“Public Shareholders” shall mean holders of common stock sold as part of the IPO.

“Registration Statement” shall mean the registration statement filed by the Company on Form F-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United Stated Securities and Exchange Commission.

“Termination Date” shall mean the later of (i) the date that is 60 calendar days immediately following the Transaction Failure Date and (ii) the liquidation of the Company.

“Transaction Failure” shall mean the failure to enter into a letter of intent, definitive agreement or agreement in principal with respect to a Business Combination within 18 months of the consummation of the IPO (or 24 months after the consummation of the IPO, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the IPO and the Business Combination relating thereto has not yet been consummated within such 18-month period).

“Trust Account” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited proceeds from the IPO and the concurrent private placement (described in the Prospectus) in the amount specified in the Investment Management Trust Agreement, dated as of the date hereof between the Company and Continental Stock Transfer & Trust Company.

“Underwriters” shall mean Citigroup Global Markets Inc. and Maxim Group LLC.

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EXHIBIT A

BIOGRAPHY

Kevin G. Oates has been a member of our board of directors since our inception. Since 1999, Mr. Oates has been director of his own company, Teviot Consultancy Inc., which provides financial advisory and consulting services to shipowners involving capital raising, debt financing and business growth transactions. Mr. Oates is also the Greek director of Marine Money International, which involves arranging ship finance conference in Athens, Istanbul and Dubai. Between 1990 and 1999, Mr. Oates worked in the shipping departments of Banque Franco-Hellenique, ANZ Grindlays, Royal Bank of Scotland and Den Norske Bank. Mr. Oates holds a graduate degree (MA) from St. Andrews University in Scotland and a Masters in Business Administration (MBA) from Edinburgh University in Scotland (1990). Mr. Oates’s business address is c/o Teviot Consultancy Inc., 20 Bouboulinas Street, 4th Floor, Piraeus 185 35, Greece.

EXHIBIT B

COMPLETED QUESTIONNAIRE